Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142, 333-132466, 333-140946, 333-149452, 333-157545, 333-165033, 333-166581, 333-172447 and 333-179677) and Form S-3 (No. 333-175358) of Equinix, Inc. of our report dated February 26, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 26, 2013